AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 1996
          REGISTRATION  NO.    333-1612
                   U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                  __________
                               AMENDMENT NO. 4
                                      TO
                                  FORM SB-2
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933
                                  __________
                   FIRST NATIONS FINANCIAL SERVICES COMPANY

            (Exact name of Registrant as specified in its charter)
                                  __________

     DELAWARE          S.I.C.  6159          76-0481583
     (State or other jurisdiction of     (Primary Standard Industrial     (IRS
Employer
     incorporation  or  organization)          Classification Code Number)
Identification  Number)

                   FIRST NATIONS FINANCIAL SERVICES COMPANY
                             PLAZA OFFICE CENTER
                             560 FELLOWSHIP ROAD
                     MOUNT LAUREL, NEW JERSEY 08054-1230
                             TEL:  (609) 234-5151
    (Address, including zip code, and telephone number including area code of Registrant's principal executive offices and place of business)
                                  __________
                        WILLIAM T.  JULIANO, PRESIDENT
                   FIRST NATIONS FINANCIAL SERVICES COMPANY
                   PLAZA OFFICE CENTER, 560 FELLOWSHIP ROAD
                     MOUNT LAUREL, NEW JERSEY  08054-1230
                             TEL:  (609) 234-5151
                   (Name and address of Agent for Service)

                                  COPIES TO:

                        ROBERT L.  SONFIELD, JR., ESQ.
                             SONFIELD & SONFIELD
                           770 SOUTH POST OAK LANE
                             HOUSTON, TEXAS 77056
                             TEL:  (713) 877-8333
                                  __________
       Approximate date of commencement of proposed sale to the public:
     As soon as practicable on or after the Registration Statement becomes effective.
    If any of the Securities registered on this form are to be offered on a delayed or continuous basis
 pursuant to Rule 415 of the Securities Act of 1933, check the following box:
                       CALCULATION OF REGISTRATION FEE

          DOLLAR          PROPOSED  MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
     TITLE  OF  SECURITIES         AMOUNT     OFFERING PRICE     AGGREGATE
REGISTRATION
     BEING REGISTERED     BEING REGISTERED     PER NOTE     OFFERING PRICE
  FEE
3    month  unsecured  notes                              100%
 6  month  unsecured  notes                              100%
1  year  unsecured  notes                              100%
18  month  unsecured  notes                              100%
2  year  unsecured  notes                              100%
30  month  unsecured  notes                              100%
3  year  unsecured  notes                              100%
4  year  unsecured  notes                              100%
5  year  unsecured  notes                              100%
7  year  unsecured  notes                              100%
10  year  unsecured  notes                              100%
                       All unsecured notes          $50,000,000     100%
$50,000,000          $17,241
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                     S O N F I E L D  &  S O N F I E L D
                          A PROFESSIONAL CORPORATION

                   LEON SONFIELD (1865-1934)     ATTORNEYS AT LAW     NEW YORK
                           GEORGE M. SONFIELD (1899-1967)          LOS ANGELES
    ROBERT L. SONFIELD (1893-1972)     770 SOUTH POST OAK LANE     WASHINGTON,
                                                                          D.C.
____________________          HOUSTON,  TEXAS  77056-1913
     EMAIL  76012.513@COMPUSERVE.COM
FRANKLIN  D.  ROOSEVELT,  JR.  (1914-1988)
                             TELECOPIER (713) 877-1547
                                       ____
             ROBERT L. SONFIELD, JR.     TELEPHONE (713) 877-8333
                              MANAGING DIRECTOR



December  5,  1996


Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Judiciary  Plaza
Washington,  D.C.  20549

Ladies/Gentlemen:

     This Amendment No. 4 to Form SB-2 is being filed for the sole purpose of including Exhibit 10.4.

Yours  very  truly,



Robert  L.  Sonfield,  Jr.
Managing  Director

RLSjr/ldo

                                   EXHIBITS

     (A)          EXHIBITS:
     3.1  -  Certificate  of  Incorporation.**
     3.2  -    By-Laws.**
     4.1 - Trust Indenture between the Registrant and the Indenture Trustee.**
     4.2  -  Form  of  Notes  (included  as  part  of  Exhibit  4.1).**
     5.1  -  Opinion  of  Sonfield  & Sonfield with respect to legality of the
Notes  (included  in  Part  II  of  the  Registration  Statement).
     8.1 - Opinion of Sonfield & Sonfield with respect to tax matters (included as part of Exhibit 5.1).
          10.1 - Indemnification Agreement between the Company and William T. Juliano.**
          10.2 - Indemnification Agreement between the Company and Thomas E. Juliano.**
     10.3  -  Lease  Agreement  covering  office  space.**
     10.4    Amendment  to  Lease Agreement covering office space (included in
Part  II  of  the  Registration
                    Statement).
     23.1  - Consent of Sonfield & Sonfield (included as part of Exhibit 5.1).
     23.2 - Consent of Harper & Pearson Company (included in Part II of the Registration
                    Statement).
     25.1 - Statement of Eligibility of Trustee (included in Part II of the Registration
                    Statement).
_____________________________
**  Previously  filed

                                 EXHIBIT 10.4


                              ADDENDUM TO LEASE


     This Addendum dated October 1, 1996 by and between PLAZA INVESTMENT CORPORATION, a New Jersey corporation located at 560 Fellowship Road, Mount
Laurel, New Jersey 08045 (hereinafter referred to as "Landlord") and FIRST NATIONS FINANCIAL SERVICES COMPANY, a Delaware corporation located at 560 Fellowship Road, Mount Laurel, New Jersey 08054 (hereinafter referred to as "Tenant").


                           W I T N E S S E T H:

     The aforementioned parties entered into a lease agreement dated February 1, 1996 for certain premises located in the Landlord's building known as Plaza Office Center in Mount Laurel, New Jersey.

     NOW, THEREFORE, intending to be legally bound, the parties hereby agree that as of October 1, 1996 the office space currently occupied by the Tenant shall be reduced in size to six (6) units. The monthly rental shall be accordingly reduced from Ten Thousand Dollars ($10,000) per month to Five Thousand Dollars ($5,000) per month for the duration of the term which will expire on or about January 31, 1998.

     Option  to  Renew.    The  Tenant  is granted the additional right upon
thirty (30) days written notice to Landlord to extend the lease for up to five
(5) one (1) year periods upon the same terms and conditions as originally drafted.

     All other terms of the lease agreement shall remain the same and are in full force and effect.

                                   PLAZA  INVESTMENT  CORPORATION


/s/  Karen  E.  Ehrgott                         By:  /s/ Anthony J. Grippo
Witness                                                Anthony J. Grippo, Vice
President
     LANDLORD



                                   FIRST  NATIONS  FINANCIAL  SERVICES
     COMPANY


/s/  Deborah  A.  Dickinson                             By:  /s/ William T.
Juliano
Witness                                          William T. Juliano, President
     TENANT

                                  SIGNATURES

     IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM SB-2 AND AUTHORIZED THIS AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MOUNT LAUREL, STATE OF NEW JERSEY, ON DECEMBER 5, 1996.

     FIRST  NATIONS  FINANCIAL  SERVICES  COMPANY



     By:    /s/William  T.  Juliano
     William  T.  Juliano,  President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Signature          Title          Date



/s/  William  T.  Juliano                    Director, President & Principal
William  T.  Juliano          Executive  Officer              December 5, 1996



/s/  Thomas  E.  Juliano            Director, Treasurer, Principal Financial
Thomas E. Juliano     Officer and Principal Accounting Officer     December 5,
1996